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                                                                      EXHIBIT 21

                SUBSIDIARIES OF SAMSONITE CORPORATION (Delaware)


Samsonite Europe N.V.                         Belgium
     Samsonite S.A.                           France
     Samsonite Limited                        United Kingdom
     Samsonite B.V.                           Netherlands
     Samsonite Ges.m.b.H.                     Austria
     Samsonite GmbH                           Germany
     Samsonite Hungaria Borond KFT            Hungary
     Samsonite Finanziaria S.r.l.             Italy
          Samsonite SpA                       Italy
     Samsonite Espana S.A.                    Spain
     Samsonite AB (Aktiebolag)                Sweden
     Samsonite A/S                            Denmark
     Samsonite AG                             Switzerland
     Samsonite Slovakia S.r.o.                Slovakia
     Samsonite Sp. z o.o.                     Poland
     Samsonite Finland Oy                     Finland

Samsonite Latinoamerica, S.A. de C.V.         Mexico
     Samsonite Mexico, S.A. de C.V.           Mexico
Samsonite Comercio E Participacoes Ltda.      Brazil
     Samsonite Industrial E Comercial Ltda.   Brazil
Samsonite Canada Inc.                         Canada
Samson S.A. de C.V.                           Mexico
Samsonite Mauritius Limited                   Mauritius
     Samsonite India Limited                  India
Samsonite Singapore Pte Ltd                   Singapore
Samsonite Asia Limited                        Hong Kong
Samsonite Mercosur Limited                    Bahamas
     Samsonite Brasil Ltda.                   Brazil
Samsonite Korea Limited                       Korea
Samsonite Hong Kong Limited                   Hong Kong

Samsonite Company Stores, Inc.                Indiana
Samsonite Pacific Ltd.                        Colorado
Direct Marketing Ventures, Inc.               Colorado
Legacy Luggage Inc.                           Colorado

Astrum R.E. Corp.                             Delaware

McGregor II, LLC                              Delaware
    Hortex Incorporated                       Texas
    McGregor China Corp.                      Delaware
Jody Apparel II, LLC                          Delaware
WMI II, LLC                                   Delaware